Exhibit 10.40

Execution Version

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT of 2012 V PPA Holdco, LLC (this “Amendment”) is executed as of March 28, 2014, to be effective as of August 30, 2013, by and between Firstar Development, LLC, a Delaware limited liability company (the “Class A Member”), and Clean Technologies III, LLC, a Delaware limited liability company (the “Class B Member”). The Class A Member and the Class B Member shall be referred to individually herein as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined have the meanings provided in the Second Amended and Restated Operating Agreement, dated as of August 30, 2013 (the “Company LLC Agreement”), by and between the Parties.

RECITALS

A. WHEREAS, the Parties have amended the ECCA pursuant to that certain First Amendment to Equity Capital Contribution Agreement dated as of March 28, 2014 (the “ECCA Amendment”).

B. WHEREAS, it is a condition precedent to the effectiveness of the ECCA Amendment that the Parties amend the Company LLC Agreement as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Company LLC Agreement as follows:

AGREEMENT

1.	Amendments.

a.	The definition of the capitalized term “Available Capital Income Cash Flow” set forth in Section 1.1 is amended by deleting the words “corresponds to an item of income or gain (but not loss or deduction) realized by the Company” and replacing them with the text “results in the realization by the Company of an item of income, gain, loss or deduction”.

b.	Section 4.2(a)(i) is deleted in its entirety and replaced with the following text:

(i) For each Fiscal Year of the Company or portion thereof that ends on or before the first anniversary of the last Facility of the last Tranche achieves Commercial Completion, 99% to the Class A Members, pro rata according to their respective Class A Units and 1% to the Class B Members, pro rata according to their respective Class B Units; and

c.	Section 4.2(d)(i) is amended by adding the following text to the end of the first sentence thereof: “; provided ,however, that in no event shall the allocation of any Company items of income or gain that are described in Code Sections 702(a)(1) through (7) be greater than 99% or less than 4.95% to the class A Member”.

d.	Section 4.2(d)(ii) is amended by adding the following text to the end of the first sentence thereof: “; provided ,however, that in no event shall the allocation of any Company items of income or gain that are described in Code Sections 702(a)(1) through (7) be greater than 99% or less than 4.95% to the class A Member”

e.	Section 4.2(f)(i) is deleted in its entirety and replaced with the following text:

“The Company shall treat and report, for each Taxable Year for which the accrued Preferred Distribution exceeds the positive income (for Capital Account purposes) that both is described in Code section 702(a)(8) and is otherwise allocable to the Class A Members, such excess as a guaranteed payment for the use of capital of the Class A Members under Code Section 707(c).”

f.	Sections 5.1(a) and (b) are deleted in its entirety and replaced with the following text:

“(a) Subject to Section 5.1(c), prior to the Class A Flip Point,

(i) First, to the Class A Members pro rata in accordance with their respective Class A Units, until they have received cumulative distributions under this Section 5.1(a)(i) for all periods on or prior to the Class A Flip Point equal to (1) 99% of the cumulative sum, for all Company Taxable Years that end before the Class A Flip Point and that have positive Code section 702(a)(8) net income (if any), of such cumulative positive Code section 702(a)(8) income of the Company, over (2) the cumulative Preferred Distributions made in respect of all those same periods;

(ii) Second, to the Class B Members pro rata in accordance with their respective Class B Units until they have received cumulative distributions under this Section 5.1(a)(ii) for all periods on or prior to the Class A Flip Point, equal to the aggregate amount of the Capital Contributions made by the Class B Members on or prior to the Distribution Date, minus their shares of the downward basis adjustments in respect of their allocation of basis of ITC Eligible Property pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(j) (as provided in Section 4.4(f) herein); and

(iii) Thereafter, 99% to the Class B Members pro rata in accordance with their respective Class B Units and 1% to the Class A Members pro rata in accordance with their respective Class A Units.

(b) Subject to Section 5.1(c), on and after the Class A Flip Point,

(i) First, to the extent that the Class A Members have a shortfall in the amount to have been distributed to them under Section 5.1(a)(i) to the Class A Members in accordance with their respective Class A Units until they have been distributed that shortfall;

(ii) Second, to the Class A Members and the Class B Members, pro rata in accordance with their respective Post-Flip Sharing Percentages, until the Class B Members have received cumulative distributions under Section 5.1(a)(ii) and this Section 5.1(b)(ii) for all periods equal to the difference between the aggregate amount of the Capital Contributions made by the Class B Members on or prior to the Distribution Date, minus their shares of the downward basis adjustments in respect of their allocation of basis of ITC Eligible Property pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(j) (as provided in Section 4.2(e) herein);

(iii) Third, to the Class A Members pro rata in accordance with their respective Class A Units, until they have received cumulative distributions under this Section 5.1(b)(iii), Section 5.1(b)(i) and Section 5.1(a)(i) for all periods equal the greater of (A) 99% of the cumulative sum, for all Company Taxable Years that end before the Class A Flip Point and that have positive Code section 702(a)(8) net income (if any), of such cumulative Code section 702(a)(8) income of the Company, and (B) the Minimum Profits Distribution Amount; and

(iv) Thereafter, to the Class A Members and the Class B Members, pro rata in accordance with their respective Post-Flip Sharing Percentages.

Provided, notwithstanding anything to the contrary in the foregoing Section 5.1(a) or (b), the Company shall pay on each Distribution Date, prior to making any distribution pursuant to Sections 5.1(a) or (b), any balance of accrued but unpaid Preferred Distributions for prior periods, and, second, the Preferred Distribution that accrued for the current period, in each case to the Class A Members, pro rata, in proportion to their respective Class A Units for the relevant period.”

h.	Section 10.2(a)(ii) is amended by deleting the words “accrued, unpaid Preferred Distributions” and replacing them with the text “unpaid Preferred Distributions that were accrued as guaranteed payments pursuant to Section 4.2(f)(i)”.

i.	Section 10.2(a)(iv)(A) is deleted in its entirety and replaced with the following text:

“First, any remaining Available Cash Flow that does not consist of Available Capital Income Cash Flow (treating all amounts paid or distributed pursuant to Section 10.2(a)(ii) as having first been paid from Available Capital Income Cash Flow) shall be distributed in the order and priority set forth in Sections 5.1(a); and”

j.	Clauses (II) and (III) of Section 10.2(a)(iv)(B) are deleted in its entirety and replaced with the following text:

“(II) second, if a Class A Partial Redemption Event has occurred, and a Class A Partial Withdrawal Amount has not been paid in respect of such event, then to the Class A Members in an amount equal to the Class A Investment Balance in respect of such event; and (III) thereafter, in the order and priority set forth in Section 5.1(b).”

k.	Section 10.2(a)(v) is amended by adding the following text to the end of the second sentence thereof: “; provided ,however, that in no event shall the allocation of any Company items of income, gain, loss or deduction that are described in Code Sections 702(a)(1) through (7) be greater than 99% or less than 4.95% to the class A Member”.

2.	Ratification. The Company LLC Agreement, as amended hereby, is in all respects ratified and confirmed and shall be and remain in full force and effect. All references to the Company LLCA Agreement in any other document or instrument shall be deemed to mean such Company LLC Agreement as amended by this Amendment.

3.	Amendments. No amendment, modification, termination or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and duly executed by the Parties.

4.	Enforceability. This Amendment shall be enforceable by and binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

5.	Governing Law. THIS AMENDMENT SHALL BE DEEMED MADE AND PREPARED AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

6.	Counterparts and Facsimile Execution. This Amendment may be executed and delivered (including by “portable document format”) in one or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

7.	Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each Party has caused this Amendment to be signed on its behalf as of the date first written above.

FIRSTAR DEVELOPMENT, LLC,
a Delaware limited liability company

By:

	Name:	Nicholas Brinker
	Title:	Authorized Officer

CLEAN TECHNOLOGIES III, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to First Amendment to Second Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, each Party has caused this Amendment to be signed on its behalf as of the date first written above.

FIRSTAR DEVELOPMENT, LLC,
a Delaware limited liability company

By:
Name:
Title:

CLEAN TECHNOLOGIES III, LLC,
a Delaware limited liability company

By:

	Name:	SENDIL ATREYA
	Title:	VICE PRESIDENT

First Amendment to IIIA Holdco Operating Agreement